Exhibit (a)(7)

AMENDED AND RESTATED

SCHEDULE A

TO THE

AGREEMENT AND DECLARATION OF TRUST

This Amended and Restated Schedule A, as amended April 30, 2018 (“Schedule A”), to the Ivy Variable Insurance Portfolios Amended and Restated Agreement and Declaration of Trust dated August 16, 2017 (the “Agreement”), is effective as of April 30, 2018, and supersedes any prior Schedule A to the Agreement.

IVY VARIABLE INSURANCE PORTFOLIOS

SERIES AND CLASSES

Ivy Variable Insurance Portfolios	Share Class
Ivy VIP Asset Strategy	Class I Class II
Ivy VIP Balanced	Class II
Ivy VIP Core Equity	Class II
Ivy VIP Corporate Bond	Class II
Ivy VIP Energy	Class I Class II
Ivy VIP Global Bond	Class II
Ivy VIP Global Equity Income	Class II
Ivy VIP Global Growth	Class II
Ivy VIP Government Money Market	Class II
Ivy VIP Growth	Class II
Ivy VIP High Income	Class I Class II
Ivy VIP International Core Equity	Class II
Ivy VIP Limited-Term Bond	Class II
Ivy VIP Micro Cap Growth	Class I Class II
Ivy VIP Mid Cap Growth	Class I Class II
Ivy VIP Natural Resources	Class II
Ivy VIP Pathfinder Aggressive	Class II
Ivy VIP Pathfinder Conservative	Class II
Ivy VIP Pathfinder Moderate	Class II
Ivy VIP Pathfinder Moderate – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Aggressive	Class II
Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Conservative	Class II
Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II
Ivy VIP Science and Technology	Class I Class II
Ivy VIP Securian Real Estate Securities	Class II
Ivy VIP Small Cap Core	Class II
Ivy VIP Small Cap Growth	Class II
Ivy VIP Value	Class II